UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	December 21, 2005
(Date of earliest event reported)	December 20, 2005

Old Second Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-10537	36-3143493
(Commission File Number)	(I.R.S. Employer Identification Number)

37 South River Street, Aurora, Illinois	60507
(Address of principal executive offices)	(Zip Code)

(630) 892-0202

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On December 20, 2005, the Board of Directors of Old Second Bancorp, Inc. (the “Company”) approved the accelerated vesting of unvested stock options previously awarded to employees, officers, and directors. The Board took the action in response to the new accounting regulations that will take effect on January 1, 2006. The Board believes that it is in the best interest of stockholders, as it will reduce the Company’s reported compensation expense in future periods.

As a result of the accelerated vesting, options to purchase 205,673 shares of the Company’s common stock, which would otherwise have vested over the next two years, became exercisable as of December 20, 2005.  Based upon the closing price of the Company’s common stock of $31.34 per share on December 20, 2005, approximately one-third of the total accelerated Company common stock options have exercise prices of $25.08, and are “in-the-money”. Two-thirds of the total accelerated stock options have exercise prices of $32.59 per share and are “under water” or “out-of-the-money”.  Of the accelerated options, 90,664 options are held by executive officers (of which 34,664 are “in-the-money”), 18,000 options are held by non-employee directors (none of which are “in-the-money”) and 97,009 options held by other employees (of which 34,009 are “in-the-money”).  Each non-employee director received acceleration of 1,500 previously unvested stock option grants.  Of the grants to executive officers, William B. Skoglund, J. Douglas Cheatham and James Eccher received acceleration of previously unvested stock option grants totaling 32,000, 12,000 and 12,000, respectively.

The accelerated vesting will eliminate the future compensation expense that the Company would otherwise recognize in its consolidated statement of operations with respect to these options once the Statement of Financial Accounting Standards No. 123 (revised 2004) “Share -Based Payment”, issued by the Financial Accounting Standards Board, becomes effective for reporting periods beginning after January 1, 2006.  The financial effects of this acceleration will be reflected in footnotes to the financial statements for the year ended December 31, 2005.

The Company’s Amended Stock Option Award Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Additionally, on December 20, 2005, the Company awarded 1,500 options to each non-employee director.  The Company also awarded options to the executive officers in the following amounts: William B. Skoglund – 32,000; J. Douglas Cheatham – 12,000; and James Eccher - 12,000.  All of the options are immediately vested, have an exercise price equal to $31.34, and expire 10 years from the date of grant.

Item 8.01  Other Events

On December 20, 2005, the Company’s Board of Directors declared a cash dividend of 13 cents per share payable on January 9, 2006, to stockholders of record as of December 30, 2005.

Item 9.01  Financial Statements and Exhibits

(c)    Exhibits

10.1         Form of Amended Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: December 20, 2005	By:	/s/ J. Douglas Cheatham
J. Douglas Cheatham
Senior Vice President and Chief Financial Officer